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                                                                   EXHIBIT 10.77



                          AMENDING AGREEMENT - PDT DERM


THIS AGREEMENT entered into on July 22, 2003 but having effect from and as of May 31, 2003 (the "Effective Date").

BETWEEN:


                   NOVARTIS PHARMA AG, Business Unit Ophthalmics, a Swiss corporation having a registered office at Lichtstrasse 35, 4056 Basel, Switzerland

                   ("NOVARTIS")

AND:

                   QLT INC. (formerly Quadra Logic Technologies Inc.), a British Columbia company having a principal place of business at 887 Great Northern Way, Vancouver, British Columbia, Canada, V5T 4T5

                   ("QLT")

WHEREAS:

A. Novartis Ophthalmics AG (formerly Ciba Vision AG) and Novartis Pharma AG merged effective July 1, 2003 to become Novartis Pharma AG;

B. Novartis and QLT entered into a PDT Product Development, Manufacturing and Distribution Agreement made effective July 1, 1994 (the "ORIGINAL CO-DEVELOPMENT AGREEMENT") under which Novartis and QLT agreed to cooperate in the development, manufacturing and distribution of photosensitizers in photodynamic therapy for the treatment, diagnosis and prevention of ophthalmological conditions;

C. Novartis and QLT entered into an Amending Agreement made effective July 23, 2001 (the "DERM AMENDMENT") under which QLT and Novartis agreed to co-develop Verteporfin (as defined herein) in the PDT Derm Field of Collaboration (as defined in the Derm Amendment) on the terms and conditions set out therein;

D. QLT and Novartis wish to terminate the Derm Amendment and return to QLT all rights granted thereunder;

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E.       QLT wishes to grant to Novartis a right of first option to negotiate to participate in the commercialization of Verteporfin in PDT in dermatological conditions other than dermatological tumors;

F. QLT and Novartis wish to confirm that QLT will be entitled to pursue independently the development, manufacture, use and sale of Verteporfin in all fields outside the Ocular Field of Collaboration (as defined herein) except and unless Novartis and QLT enter into a subsequent agreement with respect to the commercialization of Verteporfin in PDT for a particular dermatological condition pursuant to the right of first option provided for herein; and

G. QLT and Novartis wish to increase the size of the JCC so that it consists of four appointees from each of QLT and Novartis.


NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Amending Agreement, Novartis and QLT agree as follows:

1. DEFINITIONS

All capitalized terms used in this Agreement and not otherwise defined will have the meaning given to them in the Original Co-Development Agreement. The term "Ocular Field of Collaboration" as used in this Amending Agreement will have the same meaning given to the term "Field of Collaboration" in the Original Co-Development Agreement.

2. SECTION 1.1 - NEW DEFINITIONS

All references in the Original Co-Development Agreement to "CIBA VISION" and references in this Amending Agreement to "Novartis" will be deemed to be one and the same. In addition, as of the Effective Date, Section 1.1 of the Original Co-Development Agreement is amended as follows:


         (a) BPD - the definition of "BPD" in Section 1.1.7 of the Original Co-Development Agreement is amended by adding the words "and, for greater certainty, includes Verteporfin" after the words "means any pharmaceutical product which contains Benzoporphyrin derivative as an active ingredient for use in PDT";

         (b) VERTEPORFIN - the following definition is added as a new Section 1.1.41A to the Original Co-Development Agreement:

                   "1.1.41A "VERTEPORFIN" means benzoporphyrin derivative - mono acid ring A, as more fully described in Exhibit A;".

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3. TERMINATION OF THE DERM AMENDMENT

As of the Effective Date, the Derm Amendment is hereby terminated, is no longer of any force or effect and neither party has any further obligation thereunder except as provided in Section 4 below. For greater certainty, notwithstanding any arrangements or understandings made by the parties or the JCC, except as expressly provided in Section 6 below, QLT and Novartis acknowledge and agree that:

(a) Novartis no longer has any right to co-develop, manufacture, use or distribute Verteporfin in the PDT Derm Field of Collaboration and Novartis holds no rights of any kind to or interest in Verteporfin (including, without limitation, any right to co-develop, manufacture, use, distribute or right of first refusal to or notification or control regarding Verteporfin) outside of the Ocular Field of Collaboration;

(b) Novartis has no further obligation to pursue the co-development, manufacture, use or distribution of Verteporfin in the PDT Derm Field of Collaboration;

(c) Novartis is not entitled to any payments or other compensation arising from the development, manufacture, use or distribution of Verteporfin by QLT, its affiliates and licensees outside of the Ocular Field of Collaboration; and

(d) Novartis has no further obligation to provide the development funding to QLT in respect of the PDT Derm Field of Collaboration or to provide to QLT the milestone payments contemplated in the Derm Amendment.

Additionally, for greater clarity, the parties agree to revert to the term in the Original Co-Development Agreement set forth in section 23.1; therefore, as of the Effective Date, the term of the Original Co-Development Agreement will end on June 30, 2014, subject to any further renewal rights that may be exercised pursuant to Section 23.1 of the Original Co-Development Agreement.

4. FINAL ACCOUNTING

Following the date hereof, and in a manner consistent with the past practice developed between the parties in the performance of the PDT Derm Amendment, QLT will prepare a final accounting of those Development Expenses incurred by QLT in April 2003 and May 2003 pursuant to the Derm Amendment and Novartis will reimburse QLT for any such Development Expenses properly incurred by QLT.

5. TRANSITION OF ACTIVITIES IN THE PDT DERM FIELD OF COLLABORATION

QLT and Novartis will reasonably cooperate with one another to transition from Novartis to QLT any activities previously being undertaken by Novartis in connection with the co-development of Verteporfin in the PDT Derm Field of Collaboration.

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6. RIGHT OF FIRST OPTION TO VERTEPORFIN IN CERTAIN PDT DERMATOLOGY FIELDS

The following is added as of the Effective Date as a new Section 12A to the Original Co-Development Agreement:

         "12A RIGHT OF FIRST OPTION TO COMMERCIALIZE VERTEPORFIN IN CERTAIN PDT DERMATOLOGY FIELDS

         As used in this Section 12A "OPTION FIELD" will mean the use of Verteporfin in PDT for the treatment, prevention or diagnosis of any dermatological condition excluding the treatment, prevention or diagnosis of dermatological tumors. For greater certainty, dermatological tumors include all forms of non-melanoma skin cancer, including multiple basal cell carcinoma, and such conditions are outside of the Option Field. Novartis will have no rights or entitlements whatsoever with respect to any existing or future development programs or the marketing and sale of Verteporfin for the treatment, prevention or diagnosis of dermatological tumors.

         At least 60 days prior to the date that QLT anticipates holding an end of phase II clinical trial meeting with the United States Food and Drug Administration with respect to any phase II clinical trials conducted by QLT with respect to the use of Verteporfin in the Option Field, QLT will notify Novartis (the "OPTION NOTICE") of its intention to further develop and commercialize the use of Verteporfin in one or more dermatological conditions in the specified Option Field. Upon Novartis's request, QLT will provide reasonably promptly to Novartis its views on the clinical and pre-clinical data possessed by QLT related to the use of Verteporfin for the dermatological conditions that are the subject of the Option Notice, along with QLT's then current plans for the continued development and commercialization of Verteporfin for those dermatological conditions and will reasonably discuss the same with Novartis.

         If Novartis wishes to participate in the commercialization of Verteporfin in the dermatological conditions described in the Option Notice, Novartis will notify QLT of such intent within thirty days after receipt of the Option Notice and QLT and Novartis will then negotiate each in good faith the financial and all other material terms of an agreement pertaining to the commercialization of Visudyne in such dermatological indications. If:

         (a) Novartis notifies QLT that it does not wish to participate in such commercialization of Verteporfin;

         (b) Novartis fails to notify QLT that it wishes to participate in such commercialization of Verteporfin in the time period set out above; or

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         (c)  Novartis and QLT fail to enter into a letter of intent with respect to the commercialization of Verteporfin in the dermatological conditions described in the Option Notice prior to the 60th day after the date of QLT's Option Notice or if Novartis and QLT fail to enter into a binding agreement with respect to the commercialization of Verteporfin in the dermatological conditions described in the Option Notice within 60 days thereafter;

         then QLT will be free to pursue alone, or enter into agreements with one or more Third Parties for, the promotion, distribution and/or sale of Verteporfin in the dermatological conditions that were the subject of the Option Notice. Except where the events referred to in (a) and
         (b) above occurred, for a period of one year following the date that QLT and Novartis discontinue such negotiations such agreements with Third Parties will not be on terms and conditions that are materially more favorable to the Third Party than those previously offered by QLT to Novartis.

         Nothing in this Section 12A will obligate QLT to pursue the development, regulatory approval or commercialization of Verteporfin for use in any dermatological condition."

7. JCC COMPOSITION

The parties wish to increase the number of members on the JCC so that the JCC will consist of four appointees from each of QLT and Novartis. Therefore, as of the Effective Dater, Section 5.1 of the Original Co-Development Agreement is amended by replacing the word "three" in the first sentence thereof with the word "four".

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8. SECTION 24.12 - NOTICE

The address for notice for each of QLT and Novartis in Section 24.12 of the Original Co-Development Agreement is deleted and replaced with the following:

         "If to QLT:
          ---------

         QLT Inc.
         887 Great Northern Way
         Vancouver, British Columbia, Canada
         V5T 4T5

         Attention: President and Chief Executive Officer

         with a copy to:

         QLT Inc.
         887 Great Northern Way
         Vancouver, British Columbia, Canada
         V5T 4T5

         Attention: Chief Legal Officer

         If to Novartis:

                  Novartis Pharma AG
                  Business Unit Ophthalmics
                  Postfach
                  CH-4002 Basel
                  Switzerland

                  Attention: Head of Ophthalmics Business Unit

                  with a copy to:

                  Novartis Pharma AG
                  Lichtstrasse 35
                  Basel, Ch-4002

                  Attention: Head of Legal, Ophthalmics"

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9. CONFIRMATION

Other than as expressly amended by the terms of this Amending Agreement, the Original Co-Development Agreement remains in full force and effect in accordance with its terms.


10. COUNTERPARTS

This Amending Agreement may be signed in any number of counterparts (including by facsimile) and each counterpart will constitute an original document and all counterparts, taken together, will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Amending Agreement as of the day and year first written above.




QLT INC.                                        NOVARTIS PHARMA AG
by its authorized signatory:                    by its authorized signatory:

Per:                                            Per:

       ----------------------------                   --------------------------
       Name:  Paul J. Hastings                        Name:
       Title: President and CEO                       Title:

Per:                                            Per:

       --------------------------------               --------------------------
       Name:  William J. Newell                       Name:
       Title: Senior Vice President and               Title:
              Chief Business Officer


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                                    EXHIBIT A

                                   VERTEPORFIN



                             [MOLECULAR STRUCTURES]